Exhibit 99(a)



  Pittston Burlington to Redesign Systems, Take Special Charge;
             and Expects to Meet Full Year Estimates

Richmond, VA -- July 16, 1997. The Pittston Burlington Group (NYSE-PZX) announced today that it expects to incur in the second quarter special one time expenses currently estimated at about $13 million ($.40 per share) related to the previously announced redesign of the Burlington Air Express ("Burlington") business processes and new information systems architecture. Second quarter results are expected to be released on July 24, 1997.

Burlington has made significant advances in the development of its information technology and customer service redesign program. As previously indicated, the program's primary goal is to help achieve a strategic objective of providing the highest level of customer service and information technology in the logistics management and freight transportation industry. This program will be implemented over the next 24 months. A number of initiatives have already been identified and are currently being implemented with the assistance of an outside consulting firm. Annualized cost savings from these initiatives are currently projected at $5-10 million. Program expenses incurred in the second quarter represent most of the consulting fees and other project expenses expected to be incurred in the development of this redesign program.

Burlington has begun the process of establishing a certificated carrier operation in order to provide alternative lift capabilities to augment those available through other contractors. In addition to initial expenses related to this strategy, domestic transportation costs in the second quarter increased over the prior year as a result of additional capacity designed to improve on time customer service and meet rising demand in high growth markets such as the aerospace and electronics industries. Also, declining domestic shipments in the automotive sector adversely impacted domestic second quarter results. International operating results in the second quarter are expected to show improvement over the prior year's quarter. Burlington's second quarter results from ongoing operations before the special expenses mentioned above are expected to be approximately $.30 per share.

Joseph C. Farrell, Chairman and CEO of Burlington, stated "We are optimistic about the outlook for Burlington's business for the balance of 1997 and beyond. We expect full year results to be in line with current estimates of $1.90 - $2.00 per share exclusive of any special expenses." A number of new contracts for Burlington's logistics and transportation services have been concluded this year which are expected to further improve international and domestic volumes during the second half. The recently completed acquisition of Cleton & Co., one of the Netherlands' leading logistics providers, will also enhance international revenue growth. Some of the initial benefits of the process redesign program are also expected to benefit second half results. The recent FAA proposal to limit payloads of converted Boeing 727 aircraft is not expected to materially impact Burlington's second half transportation costs.

This release contains both historical and forward looking information. In particular statements herein regarding the benefits from the redesign initiatives and the impact of the automotive market, new business contracts and implementation of recent acquisitions on second half results are subject to known and unknown risks, uncertainties and contingencies, many of which are beyond the control of Burlington, which may cause actual results, performance or achievements to differ materially from those which are anticipated. Factors that might affect such forward looking statements include, among others, overall economic and business conditions, the demand for Burlington's services, pricing and other competitive factors in the industry, new government regulations, and uncertainty about the implementation of systems initiatives and the integration of acquisitions.
                       * * * * * * * * * *
Pittston Burlington Group Common Stock, Pittston Brink's Group Common Stock and Pittston Minerals Group Common Stock (each listed on the New York Stock Exchange) represent the three classes of common stock of The Pittston Company. Pittston is a diversified company with interests in global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group), security services through Brink's Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group) and in coal through Pittston Coal company and in gold mining and metals exploration through Pittston Mineral Ventures Company (Pittston Minerals Group).